
                                 NSAR ITEM 770

                       VK High Income Corporate Bond Fund
                               10f-3 Transactions

Underwriting#  Underwriting                          Purchased From        Amount of Shares   % of Underwriting    Date of Purchase
                                                                             Purchased


1              AEP Industries, Inc.                  J.P. Morgan            4,000,000          2.000%               11/14/97
2              Delco Remy International, Inc.        Salomon Brothers       2,000,000          1.538%               12/17/97
3              M.D.C. Holdings, Inc.                 Salomon Brothers       1,750,000          1.000%               01/07/98
4              FLAG Limited                          Salomon Brothers       1,750,000          0.407%               01/23/98
5              United International Holdings, Inc.   Donaldson, Lufkin      5,000,000          0.364%               01/30/98
                                                       & Jenrette
6              DIVA Systems Corporation              Merrill Lynch          1,750,000          0.378%               02/11/98
7              NTL Inc.                              Donaldson, Lufkin      4,500,000          1.125%               03/06/98
                                                       & Jenrette
8              Terex Corporation                     First Boston           1,800,000          1.200%               03/24/98
9              The Republic of Korea Notes           Goldman Sachs          1,150,000          0.115%               04/08/98
10             IXC Communications Inc.               First Boston           1,800,000          0.424%               04/16/98
11             Chesapeake Energy Corp. Sr. Note      Donaldson, Lufkin      1,000,000          0.200%               04/17/98
                                                       & Jenrette

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Other Firms participation in Underwriting:

Underwriting for #1
-------------------

J.P. Morgan Securities Inc.
Morgan Stanley & Co., Incorporated
Salomon Brothers Inc.

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Underwriting for #2
--------------------

Bear, Stearns & Co., Inc.
Merrill Lynch, Inc.
Morgan Stanley & Co., Inc.

Underwriting for #3
-------------------

Salomon Brothers Inc.
Morgan Stanley & Co., Incorporated
SBC Warburg Dillon Read Inc.

Underwriting for #4
-------------------

Salomon Brothers Inc.
Barclays Capital
Morgan Stanley & Co. Incorporated

Underwriting for #5
-------------------

Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley Dean Witter
TD Securities Inc.

Underwriting for #6
-------------------

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Chase Securities Inc.
Morgan Stanley & Co., Incorporated

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Underwriting for #7
-------------------

Donaldson, Lufkin & Jenrette International
Morgan Stanley & Co. International Limited
BT Alex Brown International
Chase Securities Inc.
Salomon Brothers International Limited

Underwriting for #8
-------------------

Credit Suisse First Boston Corporation
CIBC Oppenheimer Corp.
Morgan Stanley & Co. Incorporated
Salomon Brothers Inc.
BancBoston Securities Inc.

Underwriting for #9
-------------------

Goldman, Sachs & Co.
Salomon Brothers Inc.
Bear, Stearns International Limited
Chase Securities Inc.
Citicorp Securities, Inc.
Deutsche Bank AG London
The Hongkong Shanghai Banking Corporation Limited
ING Bank NV London Branch
Lehman Brothers International (Europe)
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Nomura International plc
Societe Generale Securities Corporation
Tokyo-Mitsubishi International plc
UBS Securities LLC

Underwriting #10
----------------

Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC

Underwriting #11
----------------

Donaldson, Lufkin & Jenrette
Lehman Brothers
J.P. Morgan & Co.
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.